Exhibit 99.2

Dear Raser Shareholders,

Last week we announced that Raser™ Technologies, Inc (Raser) is acquiring Amp Resources™ (Amp) to expand our technology licensing portfolio. I want to provide you with the economic and strategic rationale behind this transaction, and with our intentions moving forward.

Raser is focused on a long-term strategy of targeting those markets that could significantly benefit from the Raser Symetron™ family of technologies. At the Annual Shareholders’ Meeting in June 2005, we outlined our focus on three target markets:

1)	Transportation (automotive, trains, trucks, buses, alternators, integrated starter alternator (ISA), accessory motors, etc.)

2)	Industrial (HVAC, pumps, fans, conveyors, industrial motors, etc.)

3)	Power Generation (generators, power station equipment, transmission technologies, etc.)

We view the Amp acquisition as a way to augment our power generation value proposition.

First, this transaction accelerates the licensing and demonstration of Symetron in power generation facilities. We expect to license Symetron for use in every power generation development project we undertake. Additionally, Raser Symetron can be introduced to Amp’s business associates and customer base, where Symetron can reduce parasitic load by increasing the efficiencies of motors, pumps, cooling towers and other power generation processes. Parasitic load is the amount of electricity a power plant uses to run its electricity-producing processes. As parasitic load decreases, the power plant can sell more of the electricity it generates to utilities.

Second, Amp is a technology company focused on energy efficiency, just like Raser. Amp’s engineering and technology strengths are in converting energy to power, and Raser focuses on converting power to motion. Amp’s technology increases the efficiencies of generating clean electricity, and Raser’s technologies increase the efficiencies of using electricity. Amp has what we judge to be the world’s leading energy conversion technology for the large market of moderate-temperature (250” to 400” Fahrenheit) geothermal and waste-heat applications. Amp’s technology provides 20-30% efficiency gains in these applications. We believe these markets are underserved by competitive offerings, and that Amp’s technology provides Raser with yet another opportunity for “first mover” status, this time in the large market of zero-emissions, base-load power generation.

Third, Amp has succeeded in establishing a power plant development model that creates long-term technology licensing opportunities for both Raser Symetron and Amp energy conversion technologies. Raser intends to expand on Amp’s model of undertaking the permitting, design and other development phases of creating clean energy power plants to include long-term licensing contracts for both Raser and Amp’s technologies. Amp currently has four such geothermal power generation projects under development. These four projects are scheduled to deliver a total of 105 megawatts of clean power.

The projects’ combined value include:

•	$966 million in contracted energy sales,

•	projection of an additional $234 million in energy sales,

•	production tax credits projected to exceed $166 million, and

•	incremental tax deductions and allowances projected to exceed $300 million.

These numbers are from First Phase development of Amp’s existing four geothermal power projects. Raser believes that the geothermal resource sites associated with these four development projects can actually produce in excess of 225 total megawatts of clean electricity. Raser intends to address the incremental potential of these resource sites with subsequent development phases. With the initial plant developments, Raser plans to transfer ownership to third-parties interested in benefiting from the projects’ long-term energy sales and tax attributes. In the process, Raser intends to establish and maintain long-term licensing and royalty agreements for both Raser and Amp technologies. This process should allow Raser to capture significant value from power plant development and long-term operation.

Fourth, Amp’s energy conversion technology is currently operating in waste-heat power plants in the steel production and petroleum refinery markets. Amp’s energy conversion technology enables customers to capture heat being released from industrial processes and convert it to useful, clean electricity. Raser intends to add the efficiencies of Symetron to the waste-heat energy generation process, and aggressively drive the combined Raser and Amp technology bundle into this market, which we view as substantial.

While the Amp acquisition has created heightened awareness of Raser’s power generation market, the majority of our advancements over the past year were in the transportation market, which continues as a key market focus with an attractive value proposition. We are aggressively developing our technologies and market presence in this sector. Business development highlights in this market include:

1)	advancements to the Symetron alternator technology, with additional customer testing anticipated this quarter,

2)	progress on the Symetron ISA, also scheduled for customer testing this quarter,

3)	growing momentum with the Hybrid Consortium and its Plug-in Hybrid Electric Vehicle (PHEV) initiatives, and

4)	the addition of Alan Perriton to our Board of Directors. Alan is the recently retired Executive in charge of Strategic Alliances and New Business Development for General Motors Asia Pacific. His knowledge and network should accelerate deployment in the transportation market.

When completed, the Amp acquisition should enlarge Raser’s profile but not change its mission. Raser is bringing important new electric motor, power generation and other technologies built on energy efficiency gains to market through licensing and royalty arrangements with companies in the transportation, industrial and power generation markets. We expect the Amp transaction will provide a stable platform of cash flow and revenue streams that will fuel Raser’s long-term growth strategy.

We believe this acquisition will be accretive to earnings per share upon monetization of the existing geothermal development projects. We believe the addition of Amp’s technology and business models will be of substantial benefit in the short-, mid- and long-term for Raser. We believe the value from the four geothermal projects alone justifies this transaction. Beyond the four projects, this transaction will add substantial technology to our portfolio, market expansion potential and additional benefits derived by capturing long-term technology licensing and other advantages from Amp’s power plant development model.

Sincerely,

Brent M. Cook

CEO, Raser Technologies, Inc.

PS:

More information about the acquisition is available at www.rasertech.com/raserandamp.html and in the recently released Raser video, “Up to Speed, Volume 3” at www.rasertech.com.

A conference call to discuss the transaction and the outlook for the combined companies will be scheduled soon after closing, currently anticipated for the second quarter of 2006. Shareholders are invited to submit questions to Raser at investorrelations@rasertech.com

NOTES:

Cautionary Note Regarding Forward-Looking Statements

This shareholder letter contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the Company’s beliefs about the benefits of the proposed acquisition; the Company’s intent to monetize contractual payments and tax benefits; the Company’s beliefs about the performance capabilities of its technology; the Company’s ability to commercially license the technology; the projected revenues, costs, and tax implications of the projects; the Company’s ability to close the transaction; and the Company’s ability to cause all of the closing conditions to be satisfied. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, difficulties encountered in integrating merged businesses; uncertainties as to the timing of the acquisition; failure to obtain necessary approvals of the transaction by the stockholders of the companies; the Company’s inability to repay indebtedness which is a condition to closing; the ability of the Company to repay post-closing debt; changes in the tax and regulatory landscape that can reduce the availability of tax attributes; the inability to secure construction financing and meet construction timetables for geothermal facilities; the ability to secure governmental and other approvals and permits; the ability to monetize geothermal facility revenue streams and tax benefits; the competitive environment of the motor, controller and heat transfer technology in the power generation industries, and competitive responses to the proposed acquisition; the inability to compete effectively in the marketplace; the strength of our intellectual property; our inability to protect our intellectual property, and such other risks as identified in the Company’s quarterly report on Form 10-QSB for the quarter ended Sept. 30, 2005, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.